Exhibit 99.1

Collier Creek Holdings Announces the Separate Trading of its Class A Ordinary Shares

and Warrants, Commencing November 26, 2018

NEW YORK, November 21, 2018 — Collier Creek Holdings (the “Company”) announced today that, commencing November 26, 2018, holders of the units sold in the Company’s initial public offering (the “Units”) may elect to separately trade the Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), and warrants (the “Warrants”) included in the Units. The Class A ordinary shares and Warrants that are separated will trade on the New York Stock Exchange (“NYSE”) under the symbols “CCH” and “CCH WS,” respectively. Units that are not separated will continue to trade on NYSE under the symbol “CCH.U.” No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Class A ordinary shares and Warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Collier Creek Holdings

Collier Creek Holdings is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue a business combination in any industry, the Company intends to focus its search for a business that would benefit from the founders’ experience in the consumer goods industry and related sectors.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the Company’s initial public offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Jonathan Keehner / Julie Oakes / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449